Exhibit 10.1

PLC FORM FOR MALLINCKRODT PLC DIRECTORS/SECRETARY

DEED OF INDEMNIFICATION

THIS DEED OF INDEMNIFICATION (this “Agreement”), dated as of _____, 20__, is made by and between Mallinckrodt plc, a public limited company incorporated in Ireland, and _______ (“Indemnitee”).

WHEREAS, it is essential to Mallinckrodt plc to retain and attract as directors and secretary the most capable persons available;

WHEREAS, Indemnitee is a director or secretary of Mallinckrodt plc;

WHEREAS, each of Mallinckrodt plc and Indemnitee recognize the increased risk of expensive and time-consuming litigation and other claims currently being asserted against directors and officers of companies;

WHEREAS, it is reasonable, prudent and necessary for Mallinckrodt plc contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve Mallinckrodt plc or, at the request of Mallinckrodt plc or a direct or indirect subsidiary of Mallinckrodt plc while an officer, director, secretary or employee of Mallinckrodt plc, in an Other Enterprise Capacity (as defined below) free from undue concern that they will not be so indemnified;

WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of Mallinckrodt plc or, at the request of Mallinckrodt plc or a direct or indirect subsidiary of Mallinckrodt plc while an officer, director, secretary or employee of Mallinckrodt plc, in an Other Enterprise Capacity on the condition that the Indemnitee be indemnified as provided herein;

WHEREAS, in recognition of Indemnitee’s need for (i) substantial protection against personal liability, and (ii) specific contractual assurance that such protection will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of Mallinckrodt plc’s Articles of Association or any change in the composition of Mallinckrodt plc’s Board of Directors or acquisition transaction relating to Mallinckrodt plc), Mallinckrodt plc wishes to provide in this Agreement for the indemnification by Mallinckrodt plc of Indemnitee and, to the extent insurance is maintained, to provide for the continued coverage of Indemnitee under Mallinckrodt plc’s directors’ and officers’ liability insurance policies, in each case as set forth in this Agreement;

NOW, THEREFORE, in consideration of the above premises and of Indemnitee serving or continuing to serve Mallinckrodt plc directly or, at the request of Mallinckrodt plc or a direct or indirect subsidiary of Mallinckrodt plc while an officer, director, secretary or employee of Mallinckrodt plc, in an Other Enterprise Capacity, and intending to be legally bound hereby, the parties agree as follows:

1.            Certain Definitions.

(a)            Affiliate: any corporation or other person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

(b)            Board: the Board of Directors of Mallinckrodt plc.

(c)            Change in Control: shall be deemed to have occurred if:

(i)            any “person,” as such term is used in Sections 3(a)(9) and 13(d) of the Exchange Act, becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 50% or more of the Voting Shares (as defined below) of Mallinckrodt plc;

(ii)            the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board as of the date hereof, provided that any person becoming a director after the date hereof whose election or nomination for election was supported by at least three-quarters of the directors who immediately prior to such election or nomination for election comprised the Incumbent Directors shall be considered to be an Incumbent Director;

(iii)            Mallinckrodt plc adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

(iv)            all or substantially all of the assets or business of Mallinckrodt plc is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of Mallinckrodt plc immediately prior to such a merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Shares of Mallinckrodt plc immediately prior to such transaction, all of the Voting Shares or other ownership interests of the entity or entities, if any, that acquire all or substantially all of the assets of, or succeed to the business of, Mallinckrodt plc as a result of such transaction); or

(v)            Mallinckrodt plc combines with another entity and is the surviving entity but, immediately after the combination, the shareholders of Mallinckrodt plc immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Shares of the combined entity (there being excluded from the number of shares held by such shareholders, but not from the Voting Shares of the combined entity, any shares received by Affiliates of such other entity in exchange for shares of such other entity), provided, however, that any occurrence that would, in the absence of this proviso, otherwise constitute a Change in Control pursuant to any of clause (i), (iii), (iv) or (v) of this Section 1(c), shall not constitute a Change in Control if such occurrence is approved in advance by a majority of the directors on the Board.

(d)            Enterprise: Mallinckrodt plc and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity or enterprise of which Indemnitee is or was serving at the request of Mallinckrodt plc or a direct or indirect subsidiary of Mallinckrodt plc as a director, officer, secretary, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent.

(e)            Exchange Act: the U.S. Securities Exchange Act of 1934, as amended.

(f)            Expenses: any expense, liability, or loss, including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, and all other costs and obligations, paid or incurred in connection with investigating, defending, prosecuting (subject to Section 2(b)), being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

(g)            Indemnifiable Event: any event or occurrence that took or takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director, officer, secretary or employee of Mallinckrodt plc, or while a director, officer, secretary or employee of Mallinckrodt plc is or was serving at the request of Mallinckrodt plc or a direct or indirect subsidiary of Mallinckrodt plc as a director, officer, secretary, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, limited liability company, joint venture, employee benefit plan, trust, or other Enterprise (in such capacity, an “Other Enterprise Capacity”), or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, secretary, employee, trustee, agent, or fiduciary or in any other capacity while serving as a director, officer, secretary, employee, trustee, agent, or fiduciary.

(h)            Independent Counsel: the meaning specified in Section 3.

(i)            Proceeding: any threatened, pending, or completed action, suit, litigation, proceeding or arbitration or any alternative dispute resolution mechanism (including an action by or in the right of Mallinckrodt plc), or any inquiry, hearing, tribunal or investigation, whether conducted by Mallinckrodt plc or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, litigation, proceeding or arbitration, whether civil, criminal, administrative, investigative, or other, or otherwise might give rise to adverse consequences or findings in respect of the Indemnitee.

(j)            Reviewing Party: the meaning specified in Section 3.

(k)            Voting Shares: shares of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors (or similar function) of an Enterprise.

2.            Agreement to Indemnify.

(a)            General Agreement. In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding in whole or in part by reason of (or arising in whole or in part out of) an Indemnifiable Event, Mallinckrodt plc shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits Mallinckrodt plc to provide broader indemnification rights than were permitted prior thereto). For the purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to: (i) to the fullest extent permitted by the provisions of Irish law and/or the Articles of Association of Mallinckrodt plc that authorize, permit or contemplate indemnification by agreement, court action or corresponding provisions of any amendment to or replacement of such provisions; and (ii) to the fullest extent authorized or permitted by any amendments to or replacements of Irish law and/or the Articles of Association of Mallinckrodt plc adopted after the date of this Agreement that increase the extent to which a company may indemnify its directors or secretary.

(b)            Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against Mallinckrodt plc or any of its subsidiaries or any director, officer, secretary or employee of Mallinckrodt plc or any of its subsidiaries unless (i) Mallinckrodt plc has joined in or the Board has consented to the initiation of such Proceeding; (ii) the Proceeding is one to enforce indemnification rights under Section 4; or (iii) the Proceeding is instituted after a Change in Control and Independent Counsel has approved its initiation.

(c)            Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified by Mallinckrodt plc hereunder against all Expenses incurred in connection therewith.

(d)            Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by Mallinckrodt plc for some or a portion of Expenses, but not, however, for the total amount thereof, Mallinckrodt plc shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled, including, but not limited to successfully resolved claims in any Proceeding.

(e)            Prohibited Indemnification. No indemnification pursuant to this Agreement shall be paid by Mallinckrodt plc:

(i)            on account of any Proceeding in which a final and non-appealable judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of Mallinckrodt plc pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state, or local laws;

(ii)            if a court of competent jurisdiction by a final and non-appealable judgment shall determine that such indemnification by Mallinckrodt plc is not permitted under applicable law;

(iii)            on account of any Proceeding relating to an Indemnifiable Event as to which the Indemnitee has been convicted of a crime constituting a felony under the laws of the jurisdiction where the criminal action had been brought (or, where a jurisdiction does not classify any crime as a felony, a crime for which Indemnitee is sentenced to death or imprisonment for a term exceeding one year); or

(iv)            on account of any Proceeding brought by Mallinckrodt plc or any of its subsidiaries against Indemnitee.

3.            Reviewing Party; Exhaustion of Remedies.

(a)            Prior to any Change in Control, the reviewing party (the “Reviewing Party”) shall be any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Proceeding with respect to which Indemnitee is seeking indemnification; after a Change in Control, the Independent Counsel referred to below shall become the Reviewing Party. With respect to all matters arising after a Change in Control concerning the rights of Indemnitee to indemnity payments and Expense Advances (as defined in the Sucampo Indemnification Agreement) under the Indemnification Agreement, dated as of the date hereof, by and between Sucampo Pharmaceuticals LLC, a Delaware limited liability company and a wholly owned subsidiary of Mallinckrodt plc (“Sucampo” and such agreement, as it may be amended from time to time, the “Sucampo Indemnification Agreement”), this Agreement, or any other agreement to which Mallinckrodt plc or any of its Affiliates is a party, Mallinckrodt plc’s Articles of Association, the limited liability company agreement or other organizational documents of Sucampo (as in effect from time to time, collectively, the “Sucampo Organizational Documents”) or applicable law, in each case as now or hereafter in effect relating to indemnification for Indemnifiable Events, Mallinckrodt plc and Sucampo shall seek legal advice only from independent counsel (“Independent Counsel”) selected by Indemnitee and approved by Mallinckrodt plc (which approval shall not be unreasonably withheld), and who has not otherwise performed services for Mallinckrodt plc, Sucampo or the Indemnitee (other than in connection with indemnification matters) within the five years prior to such appointment. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing Mallinckrodt plc, Sucampo or Indemnitee in an action, suit, litigation, proceeding or arbitration to determine Indemnitee’s rights under this Agreement. Such counsel, among other things, shall render its written opinion to Mallinckrodt plc, Sucampo and Indemnitee as to whether and to what extent the Indemnitee should be permitted to be indemnified under applicable law. In doing so, the Independent Counsel may consult with (and rely upon) counsel in any appropriate jurisdiction who would qualify as Independent Counsel (“Local Counsel”). Mallinckrodt plc agrees to pay the reasonable fees of the Independent Counsel and the Local Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel or the Local Counsel pursuant hereto.

(b)            The Sucampo Indemnification Agreement provides that, prior to making written demand on Sucampo for indemnification pursuant to Section 4(a) of the Sucampo Indemnification Agreement or making a request for Expense Advance pursuant to Section 2(c) of the Sucampo Indemnification Agreement, Indemnitee shall (i) seek such indemnification or Expense Advance, as applicable, under any applicable insurance policy of Mallinckrodt plc or any of its subsidiaries and (ii) request that Mallinckrodt plc consider in its discretion whether to make such indemnification or Expense Advance, as applicable. Upon any such request by Indemnitee of Mallinckrodt plc, Mallinckrodt plc shall consider whether to make such indemnification or Expense Advance, as applicable, based on the facts and circumstances related to the request. Mallinckrodt plc may require, as a condition to making any indemnification or Expense Advance, as applicable, that Indemnitee enter into an agreement providing for such indemnification or Expense Advance, as applicable, to be made subject to substantially the same terms and conditions applicable to an indemnification or Expense Advance, as applicable, by Sucampo under the Sucampo Indemnification Agreement (including, without limitation, conditioning any Expense Advance upon delivery to Mallinckrodt plc of an undertaking of the type described in clause (i) of the proviso to Section 2(c) of the Sucampo Indemnification Agreement).

4.            Indemnification Process and Appeal.

(a)            Indemnification Payment. Indemnitee shall be entitled to indemnification of Expenses, and shall receive payment thereof, from Mallinckrodt plc in accordance with this Agreement as soon as practicable after Indemnitee has made written demand on Mallinckrodt plc for indemnification, unless the Reviewing Party has given a written opinion to Mallinckrodt plc that Indemnitee is not entitled to indemnification under applicable law.

(b)            Adjudication or Arbitration. (i)  Regardless of any action by the Reviewing Party, if Indemnitee has not received in full the requested indemnification within thirty days after making a demand or request in accordance with Section 4(a) (a “Nonpayment”), Indemnitee shall have the right to enforce its rights thereto under this Agreement by commencing litigation in any court located in the country of Ireland (an “Irish Court”) having subject matter jurisdiction thereof seeking an initial determination by the court or by challenging any determination by the Reviewing Party or any aspect thereof. Any determination by the Reviewing Party not challenged by Indemnitee in any such litigation shall be binding on Mallinckrodt plc, Sucampo and Indemnitee. The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee at law or in equity. Mallinckrodt plc, Sucampo and Indemnitee hereby irrevocably and unconditionally (A) consent to submit to the non-exclusive jurisdiction of all Irish Courts for purposes of any action, suit, litigation, proceeding or arbitration arising out of or in connection with this Agreement, (B) waive any objection to the laying of venue of any such action, suit, litigation, proceeding or arbitration in any Irish Court, and (C) waive, and agree not to plead or to make, any claim that any such action, suit, litigation, proceeding or arbitration brought in any Irish Court has been brought in an improper or inconvenient forum. For the avoidance of doubt, nothing in this Agreement shall limit any right Indemnitee may have under applicable law to bring any action, suit, litigation, proceeding or arbitration in any other court.

(ii)            Alternatively, in the case of a Nonpayment, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

(iii)            In the event that a determination shall have been made pursuant to Section 4(a) of this Agreement that Indemnitee is not entitled to indemnification, any action, suit, litigation, proceeding or arbitration commenced pursuant to this Section 4(b) shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 4(b), Mallinckrodt plc shall have the burden of proving Indemnitee is not entitled to indemnification.

(iv)            In the event that Indemnitee, pursuant to this Section 4(b), seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Agreement, and it is determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive all or any part of the indemnification sought, Indemnitee shall be entitled to recover from Mallinckrodt plc, and shall be indemnified by Mallinckrodt plc against, any and all Expenses actually and reasonably incurred by Indemnitee in connection with such judicial adjudication or arbitration.

(c)            Defense to Indemnification, Burden of Proof and Presumptions. (i)  It shall be a defense to any action, suit, litigation, proceeding or arbitration brought by Indemnitee against Mallinckrodt plc to enforce this Agreement that it is not permissible under applicable law for Mallinckrodt plc to indemnify Indemnitee for the amount claimed.

(ii)            In connection with any action, suit, litigation, proceeding or arbitration or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on Mallinckrodt plc.

(iii)            Neither the failure of the Reviewing Party to have made a determination prior to the commencement of such action, suit, litigation, proceeding or arbitration by Indemnitee that indemnification of the Indemnitee is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party that the Indemnitee had not met such applicable standard of conduct, shall, of itself, be a defense to the action, suit, litigation, proceeding or arbitration or create a presumption that the Indemnitee has not met the applicable standard of conduct.

(iv)            For purposes of this Agreement, to the fullest extent permitted by law, the termination of any claim, action, suit, litigation, proceeding or arbitration, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

(v)            For purposes of any determination of good faith, to the fullest extent permitted by law, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of any Enterprise, including financial statements, or on information supplied to Indemnitee by the management of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser or other expert selected by such Enterprise. The provisions of this Section 4(c)(v) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in applicable law.

(vi)            The knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of any Enterprise shall, to the fullest extent permitted by law, not be imputed to Indemnitee for purposes of determining any right to indemnification under this Agreement.

(vii)            To the fullest extent permitted by law, Mallinckrodt plc shall be precluded from asserting in any action, suit, litigation, proceeding or arbitration commenced pursuant to this Agreement that the procedures or presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any court or before any arbitrator that Mallinckrodt plc is bound by all the provisions of this Agreement.

5.            Indemnification for Expenses Incurred in Enforcing Rights. In addition to Indemnitee’s rights under Section 4(b)(iv), Mallinckrodt plc shall, to the fullest extent permitted by law, indemnify Indemnitee against any and all Expenses that are incurred by Indemnitee in connection with any Proceeding brought by Indemnitee:

(a)            for indemnification or advance payment of Expenses under any agreement to which Mallinckrodt plc or any of its Affiliates is a party (other than this Agreement) or under applicable law, Mallinckrodt plc’s Articles of Association, or the Sucampo Organizational Documents, in each case now or hereafter in effect, relating to indemnification or advance payment of Expenses for Indemnifiable Events, and/or

(b)            for recovery under directors’ and officers’ liability insurance policies maintained by Mallinckrodt plc,

but, in either case, only in the event that Indemnitee ultimately is determined to be entitled to such indemnification or expense advance or insurance recovery, as the case may be.

6.            Notification and Defense of Proceeding.

(a)            Notice. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against Mallinckrodt plc under this Agreement, notify Mallinckrodt plc and Sucampo of the commencement thereof; but the omission so to notify Mallinckrodt plc and Sucampo will not relieve Mallinckrodt plc from any liability that it may have to Indemnitee, unless, and to the extent that, such failure materially prejudices the interests of Mallinckrodt plc or Sucampo.

(b)            Defense. With respect to any Proceeding as to which Indemnitee notifies Mallinckrodt plc and Sucampo of the commencement thereof, Mallinckrodt plc will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent Mallinckrodt plc so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from Mallinckrodt plc to Indemnitee of its election to assume the defense of any Proceeding, Mallinckrodt plc shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from Mallinckrodt plc of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of legal counsel by Indemnitee has been authorized by Mallinckrodt plc, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and Mallinckrodt plc in the defense of the Proceeding, (iii) after a Change in Control, the employment of counsel by Indemnitee has been approved by the Independent Counsel, or (iv) Mallinckrodt plc shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases all Expenses of the Proceeding shall be borne by Mallinckrodt plc. Mallinckrodt plc shall not be entitled to assume the defense of any Proceeding (x) brought by or on behalf of Mallinckrodt plc or Sucampo, (y) as to which Indemnitee shall have made the determination provided for in clause (ii) of this Section 6(b) or (z) after a Change in Control (it being specified, for the avoidance of doubt, that Mallinckrodt plc may assume defense of any such Proceeding described in this sentence with Indemnitee’s consent, provided that any such consent shall not affect the rights of Indemnitee under the foregoing provisions of this Section 6(b)).

(c)            Settlement of Claims. Mallinckrodt plc shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without Mallinckrodt plc’s written consent, such consent not to be unreasonably withheld; provided, however, that if a Change in Control has occurred, Mallinckrodt plc shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. Mallinckrodt plc shall not settle any Proceeding in any manner that would impose any liability, penalty or limitation on Indemnitee without Indemnitee’s written consent. Mallinckrodt plc’s liability hereunder shall not be excused if assumption of the defense of the Proceeding by Mallinckrodt plc was barred by this Agreement.

7.            Establishment of Trust. In the event of a Change in Control, Mallinckrodt plc shall, upon written request by Indemnitee, create a trust for the benefit of the Indemnitee (the “Trust”) and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request (a) to be incurred in connection with investigating, preparing for, participating in, and/or defending any Proceeding relating to an Indemnifiable Event and (b) to be indemnifiable pursuant to this Agreement. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Independent Counsel. The terms of the Trust shall provide that (i) the Trust shall not be revoked or the principal thereof invaded without the written consent of the Indemnitee, (ii) the Trust shall continue to be funded by Mallinckrodt plc in accordance with the funding obligation set forth above, (iii) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement, and (iv) all unexpended funds in the Trust shall revert to Mallinckrodt plc upon a final determination by the Independent Counsel or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The trustee of the Trust (the “Trustee”) shall be chosen by the Indemnitee. Nothing in this Section 7 shall relieve Mallinckrodt plc of any of its obligations under this Agreement. All income earned on the assets held in the Trust shall be reported as income by Mallinckrodt plc for federal, state, local, and foreign tax purposes. Mallinckrodt plc shall pay all costs of establishing and maintaining the Trust and shall indemnify the Trustee against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.

8.            Non-Exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under Mallinckrodt plc’s Articles of Association, the Sucampo Organizational Documents, the Sucampo Indemnification Agreement, applicable law or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his capacity as an officer or director prior to such amendment, alteration or repeal. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than would be afforded currently under Mallinckrodt plc’s Articles of Association, the Sucampo Organizational Documents, the Sucampo Indemnification Agreement, applicable law or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right.

9.            Liability Insurance. For so long as Indemnitee has indemnification rights hereunder or under the Sucampo Indemnification Agreement, Mallinckrodt plc shall maintain or cause to be maintained an insurance policy or policies providing general and/or directors’ and officers’ liability insurance covering Indemnitee, in accordance with the terms of such policy or policies, to the maximum extent of the coverage available for any director, officer, secretary or employee, as applicable, of Mallinckrodt plc, provided and to the extent that such insurance is available on a commercially reasonable basis.

10.            Exclusions. In addition to and notwithstanding any other provision of this Agreement to the contrary, Mallinckrodt plc shall not be obligated under this Agreement to make any payment pursuant to this Agreement for which payment is expressly prohibited by law (including, with respect to any director or secretary of Mallinckrodt plc, in respect of any liability expressly prohibited from being indemnified pursuant to section 235 of the Irish Companies Act 2014 (as amended, including any successor provisions), but (i) in no way limiting any rights under section 233 or section 234 of the Irish Companies Act 2014 (each as amended from time to time and including any successor provisions), and (ii) to the extent any such limitations or prescriptions are amended or determined by a court of a competent jurisdiction to be void or inapplicable, or relief to the contrary is granted, then the Indemnitee shall receive the greatest rights then available under law.

11.            Continuation of Contractual Indemnity or Period of Limitations. All agreements and obligations of Mallinckrodt plc contained herein shall continue during the period Indemnitee is an officer, director, secretary or employee of Mallinckrodt plc or, at the request of Mallinckrodt plc or a direct or indirect subsidiary of Mallinckrodt plc while serving as an officer, director, secretary or employee of Mallinckrodt plc, serving in an Other Enterprise Capacity, and shall continue thereafter for so long as Indemnitee shall be subject to, or involved in, any Proceeding for which indemnification is provided pursuant to this Agreement. Notwithstanding the foregoing, no Proceeding shall be brought and no cause of action shall be asserted by or on behalf of Mallinckrodt plc or any Affiliate of Mallinckrodt plc against Indemnitee, Indemnitee’s spouse, heirs, executors, or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by the laws of Ireland under the circumstances. Any claim or cause of action of Mallinckrodt plc or its Affiliate shall be extinguished and deemed released unless asserted by the timely filing and notice of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

12.            Enforcement. Mallinckrodt plc expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or secretary and, if applicable, officer or employee of Mallinckrodt plc or, at the request of Mallinckrodt plc or a direct or indirect subsidiary of Mallinckrodt plc while an officer, director, secretary or employee of Mallinckrodt plc, in an Other Enterprise Capacity, and Mallinckrodt plc acknowledges that Indemnitee is relying upon this Agreement in serving as an officer, director, secretary or employee of Mallinckrodt plc or, while serving as an officer, director, secretary or employee, in an Other Enterprise Capacity.

13.            Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

14.            Subrogation. In the event of payment under this Agreement to Indemnitee, Mallinckrodt plc shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Mallinckrodt plc effectively to bring suit to enforce such rights.

15.            No Duplication of Payments. Mallinckrodt plc shall not be liable under this Agreement to make any payment in connection with any claim made by Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, Mallinckrodt plc’s Articles of Association, the Sucampo Organizational Documents, the Sucampo Indemnification Agreement or otherwise) of the amounts otherwise indemnifiable hereunder.

16.            Obligations of Mallinckrodt plc. In the event a Proceeding results in a judgment in Indemnitee’s favor or otherwise is disposed of in a manner that allows Mallinckrodt plc to indemnify Indemnitee in connection with such Proceeding under the Articles of Association of Mallinckrodt plc as then in effect, Mallinckrodt plc will provide such indemnification to Indemnitee and will reimburse Sucampo for any indemnification or Expense Advance previously made by Sucampo in connection with such Proceeding.

17.            Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of Mallinckrodt plc), assigns, spouses, heirs, and personal and legal representatives; provided, however, that Sucampo shall be a beneficiary of, and have the right to enforce, Section 16 hereof. Mallinckrodt plc shall require and cause any successor thereof (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of Mallinckrodt plc, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Mallinckrodt plc would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though he or she may have ceased to serve in such capacity at the time of any Proceeding or is deceased and shall inure to the benefit of the heirs, executors, administrators, legatees and assigns of such a person.

18.            Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable.

19.            Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of Ireland applicable to contracts made and to be performed in Ireland without giving effects to its principles of conflicts of laws that would result in the application of the laws of another jurisdiction.

20.            Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to Mallinckrodt plc at:

Mallinckrodt plc
College Business & Technology Park
Cruiserath Road, Blanchardstown
Dublin, Dublin 15
Attn: EVP, Chief Legal Officer & Secretary

and

Mallinckrodt plc
675 James S. McDonnell Blvd.
Hazelwood, MO 63042
Attn: EVP, Chief Legal Officer & Secretary

And to Indemnitee at:

[●]

Notice of change of address shall be effective only when given in accordance with this Section 20. All notices complying with this Section 20 shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.

21.            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22.            Amendment and Restatement of Prior Agreement. If Indemnitee has previously entered into a deed of indemnification with Mallinckrodt plc with regard to Indemnitee’s service as a director or secretary of Mallinckrodt plc (such deed, the “Prior Agreement”), such Prior Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, which supersedes and replaces such Prior Agreement in its entirety. For the avoidance of doubt, this Agreement shall not supersede or replace a deed of indemnification entered into with Mallinckrodt plc with regard to Indemnitee’s service in another capacity.

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IN WITNESS WHEREOF, the parties have executed this Deed of Indemnification as a deed with the intention that it be delivered on the date first written above.

GIVEN under the common seal of MALLINCKRODT PUBLIC LIMITED COMPANY and DELIVERED as a DEED
Mark Tyndall Duly Authorised Signatory

SIGNED AND DELIVERED as a deed by ________ in the presence of:

Witness

Name of Witness:

Address of Witness:

Occupation of Witness:

[Signature page to Deed of Indemnification]